EXHIBIT 10.8


                                 LIMITED RELEASE
                                 ---------------

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN:

                  Natural Health Trends Corp. (the "Company") for and in consideration of (i) Ten Dollars ($10.00) and other good and valuable consideration in hand paid by each of Terry L. LaCore and Mark D. Woodburn (the "Releasees"), the receipt and sufficiency which consideration is hereby acknowledged, does for itself and its successors and assigns, hereby now and forever, voluntarily, knowingly and willingly release and discharge the Releasees, and each of his heirs, executors, administrators, successors and assigns (collectively, the "Released Parties") from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands related to the Specified Conduct (as hereinafter defined) which against them the Company and its successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time the Company executes this Release other than as provided in the penultimate paragraph of this Release. The Company shall not seek any action or proceeding that may be commenced on the Company's behalf directly or indirectly relating to the Specified Conduct. "Specified Conduct" means (i) directing, accepting, or permitting payments to or for the benefit of a Releasee or Releasee's affiliate from position 1001 to 1014 located in the NHT Global (formerly Lexxus International) distributor tree during the period commencing on January 1, 2001 through the date of this Release; (ii) any and all related party transactions relating or pertaining to Releasees and previously disclosed in the Company's public filings as of the date hereof; or
(iii) any disclosures made or omitted to be made, if any, relating or pertaining to any of the foregoing.

                  It is understood and agreed by the Company that the Releasees would not have entered into that certain agreement among the Releasees and the Company dated the date hereof and the exhibits thereto (the "October 2006 Agreement") unless the Company executed this Release and delivered same to the Releasees, and nothing herein shall be deemed to constitute an admission of wrongdoing by the Releasees or any of the Released Parties.

                  The Company has been advised to consult with an attorney of the Company's choice prior to signing this Release. The Releasees understands and agrees that the Company has the right and has been given the opportunity to review this Release with an attorney of the Company's' choice should the Company so desire. The Company also agrees that it has entered into this Release freely and voluntarily.

                  Notwithstanding the foregoing provisions of this Release, this Release shall not apply to, and the Company expressly reserves any claims arising solely under the Transaction Documents (as defined in the October 2006 Agreement).

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

                  In the event that any one or more of the provisions of this Release shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Release shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Release shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

Signed as of this 31st day of October, 2006.


                                   NATURAL HEALTH TRENDS CORP.


                                   By /s/ STEPHANIE S. HAYANO
                                      ------------------------------------------
                                   Name:   Stephanie S. Hayano
                                   Title:  President and Chief Executive Officer

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